Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the use of our reports, dated February 25, 2019, with respect to the financial statements and financial highlights of Pax World Funds Series Trust I (“Trust I”) (comprising Pax Balanced Fund, Pax ESG Beta Quality Fund, Pax Small Cap Fund, Pax High Yield Bond Fund, Pax Global Environmental Markets Fund, Pax MSCI EAFE ESG Leaders Index Fund, Pax Mid Cap Fund, Pax Core Bond Fund, Pax Large Cap Fund, Pax ESG Beta Dividend Fund, and Pax Global Opportunities Fund), and Pax World Funds Series Trust III (“Trust III” and collectively with Trust I, the “Trusts”) (comprising Pax Ellevate Global Women’s Leadership Fund, formerly: Pax Ellevate Global Women’s Index Fund) included in their annual report to shareholders for the year ended December 31, 2018 that is incorporated by reference into this Post-Effective Amendment Number 94 to the Registration Statement (Form N-1A No. 002-38679) of Trust I and Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A No. 333-194601) of Trust III.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 26, 2019